Exhibit 10.15

AMENDMENT TO THE

AMEREN CORPORATION DEFERRED COMPENSATION PLAN

FOR MEMBERS OF THE BOARD OF DIRECTORS

WHEREAS, Ameren Corporation (“Ameren”) amended and restated the Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors (“Plan”) effective January 1, 2009;

WHEREAS, Ameren reserved the right to amend the Plan; and

WHEREAS, effective January 1, 2010, Ameren desires to amend the Plan to change the interest crediting rates for deferrals attributable to a Participant’s Director’s Retainer Fee and/or Meeting Stipend made with respect to Plan Years commencing on and after January 1, 2010;

NOW, THEREFORE, effective January 1, 2010, Section 7.A.1. of the Plan is amended by restating the second and third paragraphs thereunder as follows:

For this purpose, Earnings rates are calculated annually as of the first day of the Plan Year. The “Plan Interest Rate” for any Plan Year commencing before January 1, 2010 shall be 150 percent of the average Mergent’s Seasoned AAA Corporate Bond Yield Index (“Mergent’s Index” formerly called “Moody’s Index”) for the previous calendar year. The “Plan Interest Rate” for any Plan Year commencing on and after January 1, 2010 shall be 120 percent of the applicable federal long-term rate, with annual compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (“AFR”) for the December immediately preceding such Plan Year.

The “Base Interest Rate” for any Plan Year commencing before January 1, 2010 shall be equal to the average Mergent’s Index for the previous calendar year. The “Base Interest Rate” for any Plan Year commencing on and after January 1, 2010 shall be equal to 120 percent of the AFR for the December immediately preceding such Plan Year.

Except as amended by this Amendment, all of the provisions of the Plan shall remain in full force and effect.

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, the foregoing Amendment is adopted on the 12th day of October, 2009.

AMEREN SERVICES COMPANY On behalf of AMEREN CORPORATION

By:	/s/ Mark C. Lindgren

Name:	Mark C. Lindgren

Title:	Vice President, Corporate HR